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As filed with the Securities and Exchange Commission on February 24, 2003

Registration No. 333-76044

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MDI ENTERTAINMENT, INC.
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-1515699 (I.R.S. Employer Identification No.)

1500 Bluegrass Lakes Parkway
Alpharetta, Georgia 30201
(770) 664-3700
(Address, including zip code and
telephone number, including area code,
of Registrant's principal executive office)

Steven M. Saferin
1500 Bluegrass Lakes Parkway
Alpharetta, Georgia 30201
(770) 664-3700
(Name, address, including zip code and telephone
number, including area code, of agent for service)

Copies of Communications to:

M. Timothy Elder, Esq.
Smith, Gambrell & Russell, LLP
Suite 3100, Promenade II
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309-3592
(404) 815-3500

MDI ENTERTAINMENT, INC.

POST-EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENT ON FORM S-8

        MDI Entertainment, Inc. ("Registrant") hereby deregisters 1,249,500 shares of its $0.001 par value Common Stock which shares were registered in connection with a Registration Statement filed by the Registrant pursuant to a Registration Statement dated December 28, 2001 on Form S-8, Registration No. 333-76044, and previously filed with the Commission on such date.

        Such shares constitute all the remaining unsold shares registered under the Registration Statement.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Alpharetta, Georgia on this 24th day of February, 2003.

MDI ENTERTAINMENT, INC.
By:	/s/ STEVEN M. SAFERIN Steven M. Saferin President and Chief Executive Officer

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SIGNATURES